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Exhibit (d)(7)

[NUON Energy & Water Investments, Inc.]

                        , 2003

Via Facsimile

[Depositary Paying Agent]

  RE:
  Special Payment Instructions

Dear [            ]:

        Reference is hereby made to that certain Letter of Transmittal regarding the tender of shares of North Coast Energy, Inc. common stock. The undersigned irrevocably instructs you to pay amounts in respect of shares tendered pursuant to the Letter of Transmittal [by wire transfer of immediately available funds] as indicated below.

Name of Bank:	Citibank, N.A. New York, NY
[Mailing Address to be added if not wire transfer]
ABA #:	[ ]
Account #:	[ ]
Name of Account:	[ ]
Amount:	$50,000,000.00
Name of Bank:	[NUON Energy & Water Investments' Bank]
[Mailing Address to be added if not wire transfer]
ABA #:	[ ]
Account #:	[ ]
Name of Account:	[ ]
Amount:	[Discussed to determined]

        When making the [wire transfer] to the above-referenced accounts, please mark the wire "Sale of North Coast Energy, Inc." Please call me at [                        ] with any questions or comments.

Sincerely,
[NUON Energy & Water Investments, Inc.]

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  Exhibit (d)(7)